Exhibit 99.1
News Release
FIS Reports Strong First Quarter 2010 Results
First Quarter Highlights:
•	Revenue of $1.3 billion, up 3.8%, as adjusted

•	EPS of $0.41, as adjusted

•	EBITDA margin of 28.8%, up 340 basis points, as adjusted

•	Free cash flow of $241 million, as adjusted
JACKSONVILLE, Fla., Apr. 27, 2010 – FIS (NYSE:FIS), a leading global provider of technology services to financial institutions, today reported financial results for the quarter ended March 31, 2010. For comparative purposes, references to pro forma measures assume that the October 1, 2009 merger with Metavante Technologies, Inc. was completed on January 1, 2009 and reflect adjustments in a manner consistent with 2010 adjusted results.
Adjusted revenue (which excludes the $9 million negative impact to deferred revenue from purchase accounting) increased 3.8% to $1.259 billion in U.S. dollars in the first quarter of 2010 compared to pro forma revenue of $1.212 billion in the first quarter of 2009, and increased 1.8% in constant currency. Adjusted net earnings from continuing operations totaled $154.1 million, or $0.41 per diluted share. Adjusted EBITDA was $362.7 million, 17.6% higher as compared to $308.3 million in the prior year quarter. The adjusted EBITDA margin expanded 340 basis points to 28.8%, driven by improved operating performance, including the benefit of acquisition related cost savings. The company generated $241 million in adjusted free cash flow in the first quarter, driven by growth in earnings, strong accounts receivable collections, reduced capital expenditures and a favorable impact from the timing and amount of tax payments. On a GAAP basis, first quarter consolidated revenue totaled $1.250 billion. During the quarter, FIS recorded acquisition related after-tax costs totaling $12.8 million, or $0.03 per diluted share. The deferred revenue adjustment impacted after-tax earnings by $5.6 million, or $0.01 per share. These combined charges, along with purchase price amortization of intangible assets acquired through various acquisitions, resulted in net earnings from continuing operations attributable to common stockholders of $94.7 million, or $0.25 per diluted share.
“FIS is off to a solid start in 2010,” stated FIS Executive Chairman William P. Foley, II. “Our strong first quarter results once again highlight the strength of our business model, and position us well to achieve our 2010 objectives.”
“We are pleased to begin the year with this solid performance. Improving revenue growth, strong margin expansion and excellent free cash flow are testaments to our ability to prudently manage all aspects of our operations,” added FIS President and Chief Executive Officer Frank Martire. “In addition, we are encouraged by the continued sales momentum. Our employees have done a great job in staying focused on our clients while building on the strong foundation of our company.”

Acquisitions and Discontinued Operations
On October 1, 2009, FIS completed the acquisition of Metavante Technologies, Inc. The transaction was treated as a purchase and the results of Metavante are included in the consolidated results of FIS beginning October 1, 2009. For comparative purposes, in accordance with management’s desire to improve the understanding of the company’s operating performance, the supplemental information provided below assumes the merger was completed on January 1, 2009 and combines Metavante’s results with FIS’s historical results on a pro forma basis.
In addition, FIS completed the sale of its ClearPar automated syndicated loan trade settlement business on January 1, 2010. The results of ClearPar are reported as discontinued operations for all periods presented.
Supplemental Information
The following supplemental information is presented on an adjusted pro forma basis, which management believes provides more meaningful comparisons between the periods presented. Reconciliations of non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
Consolidated first quarter revenue increased 3.8% to $1.259 billion in U.S. dollars, compared with $1.212 billion in the first quarter of 2009. Excluding a $24.2 million favorable foreign currency impact, consolidated revenue increased 1.8%.
     – Financial Solutions revenue increased 3.2% to $443.5 million compared to $429.9 million in the prior period driven by higher professional services and software license fees.
     – Payment Solutions revenue increased 1.0% to $618.8 million compared to $612.8 million in the 2009 quarter as growth in debit, government and healthcare solutions more than offset lower item processing and retail check activity.
     – International Solutions revenue increased 14.9% to $195.0 million in U.S. dollars, and 0.6% in constant currency compared to $169.7 million in the prior year quarter.
Adjusted EBITDA increased 17.6% to $362.7 million in the first quarter of 2010 compared to $308.3 million in the 2009 quarter. The adjusted EBITDA margin improved 340 basis points to 28.8% compared to 25.4% in the prior-year quarter, driven primarily by the realization of acquisition related synergies and ongoing expense management.
     – Financial Solutions EBITDA increased 13.9% to $185.6 million, while the margin improved 390 basis points to 41.8% compared to 37.9% in the prior year.
     – Payment Solutions EBITDA increased 11.1% to $229.5 million, and the margin increased 340 basis points to 37.1% compared to 33.7% in the prior year.
     – International EBITDA increased 5.0% to $31.6 million, which included a $2.3 million favorable currency impact. The EBITDA margin declined to 16.2% compared to 17.7% in the prior year quarter. The margin decline is due primarily to currency and a less favorable revenue mix in the current period.
Balance Sheet
FIS had $464 million in cash and cash equivalents and total debt outstanding of $3.1 billion at March 31, 2010. The majority of FIS’s debt has been swapped to fixed interest rates. The effective interest rate was 3.5% at March 31, 2010.

Capital expenditures totaled $58.2 million in the quarter, compared to $71.6 million in pro forma capital expenditures in the prior year.
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, and adjusted free cash flow. Adjusted revenue excludes the impact of deferred revenue purchase accounting. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, asset impairment charges and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, acquisition related amortization and certain other costs. Adjusted free cash flow is GAAP operating cash flow less capital expenditures and acquisition related cash items. Non-GAAP adjustments are recorded in the Corporate and Other segment and do not impact operating segment results. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
Conference Call and Webcast
FIS will host a call with investors and analysts to discuss first quarter 2010 results on Tuesday, April 27, 2010 beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through May 11, 2010, by dialing 800-475-6701(USA) or 320-365-3844 (International). The access code will be 152477. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.
About FIS
FIS delivers banking and payments technologies to more than 14,000 financial institutions and businesses in over 100 countries worldwide. FIS provides financial institution core processing, and card issuer and transaction processing services, including the NYCE® Network. FIS maintains processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500® Index and consistently holds a leading ranking in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS employs more than 30,000 on a global basis. FIS is listed on the New York Stock Exchange under the “FIS” ticker symbol. For more information about FIS see www.fisglobal.com.
Forward-Looking Statements

This press release and today’s conference call contain statements related to FIS’ future plans and expectations and, as such, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about 2010 adjusted earnings per share, margin expansion and cash flow, as well as other statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The risks and uncertainties that forward-looking statements are subject to, include, without limitation: changes in general economic, business and political conditions, including changes in the financial markets; the effect of governmental regulations; the effects of our substantial leverage, which may limit the funds available to make acquisitions and invest in our business; the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; the failure to achieve some or all of the benefits that we expect from the acquisition of Metavante, including the possibility that our acquisition of Metavante may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; competitive pressures on product pricing and services; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s Web site located at www.sec.gov. All forward-looking statements included in this document are based on information available at the time of the document. FIS assumes no obligation to update any forward-looking statement.
FIS-e
SOURCE: FIS
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fisglobal.com; Marcia Danzeisen, Senior Vice President, Marketing and Corporate Communications, 904-854-5083, marcia.danzeisen@fisglobal.com.
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
April 27, 2010
(Unaudited)

Exhibit A	Consolidated Statements of Earnings for the three months ended March 31, 2010 and 2009

Exhibit B	Consolidated Balance Sheets as of March 31, 2010 and December 31, 2009

Exhibit C	Consolidated Statements of Cash Flows for the three months ended March 31, 2010 and 2009

Exhibit D	Supplemental Non-GAAP Financial Information for the three months ended March 31, 2010 and 2009

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the three months ended March 31, 2010 and 2009

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended March 31,
	2010	2009
Processing and services revenues	$1,249.6	$794.1

Cost of revenues	907.2	618.4
Selling, general and administrative expenses	158.6	95.9

Operating income	183.8	79.8

Other income (expense):
Interest income	1.3	0.8
Interest expense	(29.6)	(32.0)
Other income (expense)	(5.3)	1.2

Total other income (expense)	(33.6)	(30.0)

Earnings from continuing operations before income taxes	150.2	49.8
Provision for income taxes	55.6	17.1

Net earnings from continuing operations	94.6	32.7
Loss from discontinued operations, net of tax	(1.1)	—

Net earnings	93.5	32.7
Net (earnings) loss attributable to noncontrolling interest	0.1	0.3

Net earnings attributable to FIS	$93.6	$33.0

Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.25	$0.17
Net earnings per share-basic from discontinued operations attributable to FIS common stockholders *	—	—

Net earnings per share-basic attributable to FIS common stockholders *	$0.25	$0.17

Weighted average shares outstanding-basic	373.3	190.0

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.25	$0.17
Net earnings per share-diluted from discontinued operations attributable to FIS common stockholders *	—	—

Net earnings per share-diluted attributable to FIS common stockholders *	$0.25	$0.17

Weighted average shares outstanding-diluted	379.9	191.6

Amounts attributable to FIS common stockholders:
Net earnings from continuing operations, net of tax	$94.7	$33.0
Loss from discontinued operations, net of tax	(1.1)	—

Net earnings attributable to FIS common stockholders	$93.6	$33.0

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

	As of	As of
	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$463.9	$430.9
Settlement deposits	44.0	50.8
Trade receivables, net	717.5	765.4
Settlement receivables	76.7	62.5
Other receivables	49.8	30.9
Receivable from related parties	33.9	32.0
Prepaid expenses and other current assets	149.1	141.2
Deferred income taxes	58.3	80.9
Assets held for sale	—	71.5

Total current assets	1,593.2	1,666.1

Property and equipment, net of accumulated depreciation and amortization	368.9	375.9
Goodwill	8,221.0	8,232.9
Other intangible assets, net of accumulated amortization	2,369.6	2,396.8
Computer software, net of accumulated amortization	914.1	932.7
Deferred contract costs	249.3	261.4
Other noncurrent assets	117.9	131.8

Total assets	$13,834.0	$13,997.6

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$541.4	$523.2
Due to Brazilian venture partners	72.8	73.0
Settlement payables	108.2	122.3
Current portion of long-term debt	236.9	236.7
Deferred revenues	299.4	279.5

Total current liabilities	1,258.7	1,234.7

Deferred revenues	91.4	104.8
Deferred income taxes	875.9	915.9
Long-term debt, excluding current portion	2,815.6	3,016.6
Other long-term liabilities	234.9	207.0

Total liabilities	5,276.5	5,479.0

Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,324.4	7,345.1
Retained earnings	1,209.5	1,134.6
Accumulated other comprehensive earnings (loss)	54.2	82.2
Treasury stock	(239.2)	(256.8)

Total FIS stockholders’ equity	8,352.7	8,308.9
Noncontrolling interest	204.8	209.7

Total equity	8,557.5	8,518.6

Total liabilities and equity	$13,834.0	$13,997.6

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$93.5	$32.7
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	152.8	92.0
Stock-based compensation cost	16.0	9.5
Deferred income taxes	(8.5)	1.3
Income tax benefit from exercise of stock options	0.1	(0.1)
Other operating activities, net	5.4	0.9
Changes in assets and liabilities, net of effects from acquisitions:
Net decrease (increase) in trade receivables	45.7	68.9
Net decrease (increase) in settlement receivables	(21.6)	0.7
Net decrease (increase) in prepaid expenses and other assets	(9.2)	19.1
Net additions to deferred contract costs	(7.2)	(10.9)
Net increase (decrease) in deferred revenue	11.5	16.0
Net increase (decrease) in accounts payable, accrued liabilities and other liabilities	(6.9)	(67.2)

Net cash provided by operating activities	271.6	162.9

Cash flows from investing activities:
Additions to property and equipment	(20.8)	(15.0)
Additions to capitalized software	(37.4)	(30.3)
Net proceeds from sale of assets	71.5	—
Acquisitions, net of cash acquired	(50.0)	(3.0)
Other investing activities	39.2	—

Net cash provided by (used in) investing activities	2.5	(48.3)

Cash flows from financing activities:
Borrowings	1,841.6	541.8
Debt service payments	(2,042.0)	(595.9)
Dividends paid	(19.5)	(9.5)
Income tax benefit from exercise of stock options	(0.1)	0.1
Stock options exercised	13.2	3.6
Treasury stock purchases	(32.2)	—

Net cash used in financing activities	(239.0)	(59.9)

Effect of foreign currency exchange rates on cash	(2.1)	(3.6)

Net increase in cash and cash equivalents	33.0	51.1

Cash and cash equivalents, at beginning of period	430.9	220.9

Cash and cash equivalents, at end of period	$463.9	$272.0

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, Operating Income and EBITDA

	Three months ended March 31, 2010
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$443.5	$618.8	$195.0	$1.2	$1,258.5

Operating income (loss)	$147.7	$204.8	$16.2	$(184.9)	$183.8
M&A, restructuring and integration costs	—	—	—	17.3	17.3
Acquisition deferred revenue adjustments	—	—	—	8.9	8.9
Purchase price amortization	—	—	—	65.1	65.1

Non GAAP operating income (loss)	$147.7	$204.8	$16.2	$(93.6)	$275.1

Depreciation and amortization from continuing
Operations, as adjusted	37.9	24.7	15.4	9.6	87.6

EBITDA, as adjusted	$185.6	$229.5	$31.6	$(84.0)	$362.7

Non GAAP operating margin, as adjusted	33.3%	33.1%	8.3%	N/M %	21.9%

EBITDA margin, as adjusted	41.8%	37.1%	16.2%	N/M %	28.8%

	Three months ended March 31, 2009
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$266.3	$364.3	$164.0	$(0.5)	$794.1
Pro forma Metavante revenue and adjustments	163.6	248.5	5.7	—	417.8

Pro forma revenue from continuing operations	$429.9	$612.8	$169.7	$(0.5)	$1,211.9

Operating income (loss)	$73.6	$85.8	$14.6	$(94.2)	$79.8
Pro forma Metavante operating income and adjustments	51.6	91.8	2.4	(84.0)	61.8

Pro forma operating Income (loss)	125.2	177.6	17.0	(178.2)	141.6
M&A, restructuring and integration costs	—	—	—	9.5	9.5
Purchase price amortization	—	—	—	68.5	68.5

Non GAAP operating income (loss)	$125.2	$177.6	$17.0	$(100.2)	$219.6

Depreciation and amortization from continuing
Operations, as adjusted	37.7	29.0	13.1	8.9	88.7

EBITDA, as adjusted	$162.9	$206.6	$30.1	$(91.3)	$308.3

Non GAAP operating margin, as adjusted	29.1%	29.0%	10.0%	N/M %	18.1%

EBITDA margin, as adjusted	37.9%	33.7%	17.7%	N/M %	25.4%

Total Revenue Growth from Prior Year Period

Three months ended March 31, 2010	3.2%	1.0%	14.9%	N/M %	3.8%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Three months ended March 31, 2010
	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$93.5	$59.5	$153.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	165.8	(45.4)	120.4
Working capital adjustments (3)	12.3	13.8	26.1

Net cash provided by operating activities	271.6	27.9	299.5

Capital expenditures	(58.2)	—	(58.2)

Free cash flow	$213.4	$27.9	$241.3

	Three months ended March 31, 2009
	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$32.7	$24.5	$57.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	103.6	(19.7)	83.9
Working capital adjustments (3)	26.6	(3.2)	23.4

Net cash provided by operating activities	162.9	1.6	164.5

Capital expenditures	(45.3)	—	(45.3)

Free cash flow	$117.6	$1.6	$119.2

(1)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of M&A and related integration costs as well as non-cash impairment, stock acceleration charges and purchase price amortization.

(2)	Adjustments to Non Cash Adjustments reflects the after-tax impact of stock acceleration charges and purchase price amortization.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of accruals related to the acquisition of Metavante.
Cash flows generated by Metavante Operations are included prospectively beginning October 1, 2009 in the consolidated cash flows for FIS.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Three months ended March 31,
	2010	2009
Net earnings from continuing operations attributable to FIS	$94.7	$33.0
Provision for income taxes	55.6	17.1

Earnings from continuing operations before income taxes	150.3	50.1
Other, net	33.5	29.7

Operating income	183.8	79.8

Pro forma Metavante operating income and adjustments	—	61.8
M&A, restructuring and integration costs	17.3	9.5
Acquisition deferred revenue adjustments	8.9	—
Purchase price amortization	65.1	68.5

Non GAAP operating income	275.1	219.6

Depreciation and amortization from continuing operations, as adjusted	87.6	88.7

EBITDA, as adjusted	$362.7	$308.3

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

		M&A
	GAAP	Restructuring	Acquisition			Non-GAAP
	Three Months	And	Deferred		Purchase	Three Months
	Ended	Integration	Revenue		Price	Ended
	March 31, 2010	Costs (1)	Adjustments (2)	Subtotal	Amortization (3)	March 31, 2010
	(Unaudited)					(Unaudited)
Processing and services revenue	$1,249.6	$—	$8.9	$1,258.5	$—	$1,258.5
Cost of revenues	907.2	—	—	907.2	(65.1)	842.1

Gross profit	342.4	—	8.9	351.3	65.1	416.4

Selling, general and administrative	158.6	(17.3)	—	141.3	—	141.3

Operating income	183.8	17.3	8.9	210.0	65.1	275.1

Other income (expense):
Interest income	1.3	—	—	1.3	—	1.3
Interest expense	(29.6)	—	—	(29.6)	—	(29.6)
Other income (expense), net	(5.3)	3.0	—	(2.3)	—	(2.3)

Total other income (expense)	(33.6)	3.0	—	(30.6)	—	(30.6)

Earnings from continuing operations before income taxes	150.2	20.3	8.9	179.4	65.1	244.5
Provision for income taxes	55.6	7.5	3.3	66.4	24.1	90.5

Earnings from continuing operations	94.6	12.8	5.6	113.0	41.0	154.0
Loss from discontinued operations	(1.1)	—	—	(1.1)	—	(1.1)

Net earnings	93.5	12.8	5.6	111.9	41.0	152.9
Noncontrolling interest	0.1	—	—	0.1	—	0.1

Net earnings attributable to FIS	$93.6	$12.8	$5.6	$112.0	$41.0	$153.0

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$94.7	$12.8	$5.6	$113.1	$41.0	$154.1
Loss from discontinued operations, net of tax	(1.1)	—	—	(1.1)	—	(1.1)

Net earnings attributable to FIS common stockholders	$93.6	$12.8	$5.6	$112.0	$41.0	$153.0

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.25	$0.03	$0.01	$0.30	$0.11	$0.41

Weighted average shares outstanding — diluted	379.9	379.9	379.9	379.9	379.9	379.9

Effective tax rate	37%					37%

Supplemental Information:

Depreciation and amortization from continuing operations				$152.7	$(65.1)	$87.6

Stock compensation expense from continuing operations, excluding acceleration charges						$10.6
Stock acceleration charges						5.4

Total stock compensation expense from continuing operations						$16.0

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

		M&A
	GAAP	Restructuring			Non-GAAP
	Three Months	And		Purchase	Three Months
	Ended	Integration		Price	Ended
	March 31, 2009	Costs (1)	Subtotal	Amortization (3)	March 31, 2009
	(Unaudited)				(Unaudited)
Processing and services revenue	$794.1	$—	$794.1	$—	$794.1
Cost of revenues	618.4	—	618.4	(30.1)	588.3

Gross profit	175.7	—	175.7	30.1	205.8

Selling, general and administrative	95.9	(7.3)	88.6	—	88.6

Operating income	79.8	7.3	87.1	30.1	117.2

Other income (expense):
Interest income	0.8	—	0.8	—	0.8
Interest expense	(32.0)	—	(32.0)	—	(32.0)
Other income, net	1.2	—	1.2	—	1.2

Total other income (expense)	(30.0)	—	(30.0)	—	(30.0)

Earnings from continuing operations before income taxes	49.8	7.3	57.1	30.1	87.2
Provision for income taxes	17.1	2.5	19.6	10.4	30.0

Earnings from continuing operations	32.7	4.8	37.5	19.7	57.2
Earnings (loss) from discontinued operations	—	—	—	—	—

Net earnings	32.7	4.8	37.5	19.7	57.2
Noncontrolling interest	0.3	—	0.3	—	0.3

Net earnings attributable to FIS	$33.0	$4.8	$37.8	$19.7	$57.5

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$33.0	$4.8	$37.8	$19.7	$57.5
Earnings (loss) from discontinued operations, net of tax	—	—	—	—	—

Net earnings attributable to FIS common stockholders	$33.0	$4.8	$37.8	$19.7	$57.5

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.17	$0.03	$0.20	$0.10	$0.30

Weighted average shares outstanding — diluted	191.6	191.6	191.6	191.6	191.6

Effective tax rate	34%				34%

Supplemental Information:

Depreciation and amortization from continuing operations			$91.9	$(30.1)	$61.8

Stock compensation expense from continuing operations, excluding acceleration charges					$9.5
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$9.5

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three-Month
Periods ended March 31, 2010 and 2009
The adjustments are as follows:
(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities. For the three months ended March 31, 2010 and 2009, the amounts primarily represent incremental transaction costs incurred by the Company related to the acquisition of Metavante Technologies, Inc., completed on October 1, 2009.

(2)	This column represents the impact of the purchase accounting adjustment to reduce Metavante’s deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(3)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.